EXHIBIT 32.1
SECTION 1350 CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER
     I, Timothy W. Byrne, Chief Executive Officer of United States Lime & Minerals, Inc. (the “Company”), hereby certify that, to my knowledge:
(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 13, 2006	/s/ Timothy W. Byrne

Timothy W. Byrne
President and Chief Executive Officer